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                                                                   Exhibit 11.0
                     FIRST PATRIOT BANKSHARES CORPORATION
                      COMPUTATION OF PER SHARE EARNINGS

                                                                                        FOR THE THREE MONTHS ENDED
                                                                                                 MARCH 31,
                                                                                  ----------------------------------------
                                                                                          1996                  1995
                                                                                  ----------------------------------------
             Weighted average number of shares
               outstanding during the period                                              2,010,105             1,969,896

             Shares issuable upon assumed exercise
               of stock options                                                              68,641                24,114

             Shares issuable upon assumed exercise
               of warrants                                                                  163,091                69,853
                                                                                  ------------------    ------------------

Line A       Weighted average number of common and
               common equivalent shares outstanding
               during the period                                                          2,241,837             2,063,863

             Additional shares issuable upon assumed
               exercise of stock options-assuming
               maximum dilution                                                                  --                    --

             Additional shares issuable upon assumed
               exercise of warrants-assuming
               maximum dilution                                                                  --                    --
                                                                                  ------------------    ------------------

Line B       Fully diluted weighted average number of
               shares outstanding during the period                                       2,241,837             2,063,863
                                                                                  ==================    ==================


Line C       Net income for the period                                                     $391,000              $291,000
                                                                                  ==================    ==================

             Earnings per share:

                  Earnings per common share and common
                   equivalent share (Line C divided by Line A)                                $0.17                 $0.14
                                                                                  ==================    ==================

                  Earnings per common share and common
                   equivalent share-assuming full
                   dilution (Line C divided by Line B)                                        $0.17                 $0.14
                                                                                  ==================    ==================

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